Exhibit 99.1

MVP NETWORK ONLINE GAMES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

October 10, 2008

The undersigned hereby appoints Paul A. Schneider, Timothy R. Smith and Debbra Schneider, or any of them, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of MVP Network Online Games, Inc. (“MVP Online Games”) to be held at 10:00 a.m. Central Time on October 10, 2008, at MVP Online Games' offices at 110 Jefferson Avenue, St. Louis, Missouri 63103, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters described on this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MVP ONLINE GAMES. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

MVP NETWORK ONLINE GAMES, INC.	VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the envelope we have provided to our transfer agent, Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Please date, sign and mail your proxy card back no later than October 8, 2008. Special Meeting of Stockholders MVP NETWORK ONLINE GAMES, INC. October 10, 2008
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MVP NETWORK ONLINE GAMES, INC.

The Board of Directors recommends that you vote FOR
the approval of the principal terms of the Merger.

		For	Against	Abstain
Vote On Proposals
1.	Approve the principal terms of the Merger.	☐	☐	☐
2.	Transact any other business that is properly presented at the Special Meeting or any adjournment or postponement of the Special Meeting.	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in the name of the corporation by an authorized officer. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

Signature	Date	Signature (Joint Owners)	Date